As filed with the Securities and Exchange Commission on May 8, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FIDELITY & GUARANTY LIFE

(Exact name of registrant as specified in its charter)

Delaware	46-3489149
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Two Ruan Center 601 Locust Street, 14th Floor Des Moines, IA 50309	50309
(Address of Registrant’s Principal Executive Office)	(Zip Code)

Non-Statutory Stock Option Agreement for Compensation Committee Member, dated December 12, 2013,

by and between Fidelity & Guaranty Life and Kostas Cheliotis

Non-Statutory Stock Option Agreement for Compensation Committee Member, dated December 12, 2013,

by and between Fidelity & Guaranty Life and Kevin J. Gregson

Non-Statutory Stock Option Agreement for Compensation Committee Member, dated December 12, 2013,

by and between Fidelity & Guaranty Life and William P. Melchionni

(Full title of the plans)

Eric L. Marhoun, Esq.

Fidelity & Guaranty Life

Two Ruan Center

601 Locust Street, 14th Floor

Des Moines, IA 50309

(Name, address of agent for service)

(888) 697-5433

(Telephone number, including area code, of agent for service)

With copy to:

Ethan T. James, Esq.

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

(212) 909-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Name of Plan	Title of Securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (5)	Proposed maximum aggregate offering price	Amount of registration fee
Non-Statutory Stock Option Agreement for Compensation Committee Member, dated December 12, 2013, by and between Fidelity & Guaranty Life and Kostas Cheliotis	common shares, par value $0.01 per share	1,136(2)	$17	$19,312	$2.24
Non-Statutory Stock Option Agreement for Compensation Committee Member, dated December 12, 2013, by and between Fidelity & Guaranty Life and Kevin J. Gregson	common shares, par value $0.01 per share	3,408(3)	$17	$57,936	$6.73
Non-Statutory Stock Option Agreement for Compensation Committee Member, dated December 12, 2013, by and between Fidelity & Guaranty Life and William P. Melchionni	common shares, par value $0.01 per share	3,408(4)	$17	$57,936	$6.73

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s common shares that become issuable under the Non-Statutory Stock Option Agreement for Compensation Committee Member, dated December 12, 2013, by and between Fidelity & Guaranty Life and Kostas Cheliotis (the “Cheliotis Option Agreement”), the Non-Statutory Stock Option Agreement for Compensation Committee Member, dated December 12, 2013, by and between Fidelity & Guaranty Life and Kevin J. Gregson (the “Gregson Option Agreement”) and the Non-Statutory Stock Option Agreement for Compensation Committee Member, dated December 12, 2013, by and between Fidelity & Guaranty Life and William P. Melchionni (the “Melchionni Option Agreement”) by reason of any share dividend, share split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding common shares.
(2)	The number of shares being registered represents shares issuable upon exercise of non-qualified stock options granted to Kostas Cheliotis on December 12, 2013 pursuant to the Cheliotis Option Agreement.
(3)	The number of shares being registered represents shares issuable upon exercise of non-qualified stock options granted to Kevin J. Gregson on December 12, 2013 pursuant to the Gregson Option Agreement.
(4)	The number of shares being registered represents shares issuable upon exercise of non-qualified stock options granted to William P. Melchionni on December 12, 2013 pursuant to the Melchionni Option Agreement.
(5)	Computed pursuant to Rule 457(h) solely for purpose of determining the registration fee, with respect to the Cheliotis Option Agreement, the Gregson Option Agreement and the Melchionni Option Agreement, the $17 exercise price per share payable under the agreement.

Part I

Information Required in the Section 10(a) Prospectus

Fidelity & Guaranty Life (the “Company” or “Registrant”) has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended to register (a) 1,136 shares of common stock issuable upon exercise of non-qualified stock options granted to Kostas Cheliotis on December 12, 2013 pursuant to the Non-Statutory Stock Option Agreement for Compensation Committee Member, dated December 12, 2013, by and between the Registrant and Kostas Cheliotis; (b) 3,408 shares of common stock issuable upon exercise of non-qualified stock options granted to Kevin J. Gregson on December 12, 2013 pursuant to the Non-Statutory Stock Option Agreement for Compensation Committee Member, dated December 12, 2013, by and between the Registrant and Kevin J. Gregson; and (c) 3,408 shares of common stock issuable upon exercise of non-qualified stock options granted to William P. Melchionni on December 12, 2013 pursuant to the Non-Statutory Stock Option Agreement for Compensation Committee Member, dated December 12, 2013, by and between the Registrant and William P. Melchionni.

Pursuant to the General Instruction E to Form S-8, this Registration statement incorporates by reference the contents of the Company’s Registration Statement on Form S-8, filed with the Securities and Exchange Commission (“SEC”) on December 13, 2013, except as otherwise updated or modified in this Registration Statement.

Part II

Information Required in the Registration Statement

Item 3.	Incorporation of Certain Documents by Reference.

The following documents previously filed with the SEC by the Registrant are incorporated herein by reference:

(1)	the Registrant’s Annual Report on Form 10-K (File No. 001-36227) for the fiscal year ended September 30, 2014 filed on November 19, 2014;

(2)	the Registrant’s Annual Report on Form 10-K/A (File No. 001-36227) for the fiscal year ended September 30, 2014 filed on December 12, 2014;

(3)	All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since September 30, 2014; and

(5)	the description of the Registrant’s common shares contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-36227) filed on December 6, 2013.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicate that all securities offered hereby have been sold or that deregister all securities then remaining unsold (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act), shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents.

Any statement contained in this Registration Statement or a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that is deemed to be incorporated by reference in this Registration Statement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

The Exhibits accompanying this Registration Statement are listed on the accompanying Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Moines, Iowa on May 8, 2015.

Fidelity & Guaranty Life

By:	/s/ Christopher J. Littlefield
Name:	Christopher J. Littlefield
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on May 8, 2015 by the following persons in the capacities and on the dates indicated.

Signature	Title

/s/ Christopher J. Littlefield Christopher J. Littlefield	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Dennis R. Vigneau Dennis R. Vigneau	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

*** Joseph S. Steinberg	Chairman

*** Omar M. Asali	Director

*** William J. Bawden	Director

*** James M. Benson	Director

*** Kevin J. Gregson	Director

*** William P. Melchionni	Director

*** L. John H. Tweedie	Director

*** Thomas A. Williams	Director

*** By:	/s/ Eric L. Marhoun
Name:	Eric L. Marhoun
as Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number	Description

5.1	Opinion of Debevoise & Plimpton LLP

23.1	Consent of Debevoise & Plimpton LLP (included in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Powers of Attorney

99.1.	Non-Statutory Stock Option Agreement for Compensation Committee Member, dated December 12, 2013, by and between Fidelity & Guaranty Life and Kostas Cheliotis

99.2	Non-Statutory Stock Option Agreement for Compensation Committee Member, dated December 12, 2013, by and between Fidelity & Guaranty Life and Kevin J. Gregson

99.3	Non-Statutory Stock Option Agreement for Compensation Committee Member, dated December 12, 2013, by and between Fidelity & Guaranty Life and William P. Melchionni